Exhibit 23(a)

                    Consent of Independent Public Accountant

November 22, 1999

Board of Directors
CommerceFirst Bancorp, Inc.
705 Melvin Avenue, Suite 104
Annapolis, Maryland  21401

RE:      Registration Statement on Form SB-2

We hereby consent to the incorporation by reference of our report dated November 16, 1999 included or incorporated by reference in the Registrant's form SB-2 Registration Statement under the Securities Act of 1933 for the period July 9, 1999 (date of inception) to October 31, 19999 and to the reference to our firm under the heading "Experts".

Sincerely,

/s/ Trice & Geary, LLC

Trice & Geary LLC